EXHIBIT 99.1

USA Truck Reports First Quarter 2020 Results

•	1Q 2020 loss per diluted share of $0.30 versus 1Q 2019 earnings per diluted share of $0.18
•	1Q 2020 adjusted loss per diluted share(a) of $0.26 versus 1Q 2019 adjusted earnings per diluted share(a) of $0.24
•	1Q 2020 Trucking operating revenue (before intersegment eliminations) decreased 1.0% to $94.0 million from $94.9 million in 1Q 2019

Van Buren, AR – May 7, 2020 – USA Truck Inc. (NASDAQ: USAK), a leading capacity solutions provider, today announced its financial results for the three months ended March 31, 2020.

For the quarter ended March 31, 2020, consolidated operating revenue was $126.8 million compared to $134.0 million for the prior-year period.  Base revenue, which excludes fuel surcharge revenue, was $112.6 million compared to $118.5 million for the 2019 period.  The Company reported a  net loss of $2.6 million, or $0.30 per diluted share for the first quarter 2020 and adjusted net loss(a) of $2.2 million, or $0.26 per diluted share, compared to net income of $1.5 million, or $0.18 per diluted share and adjusted net income(a) of $2.0 million, or $0.24 per diluted share for the same quarter in 2019.  The Company’s first quarter 2020 consolidated operating ratio was 101.8%, compared to 97.1%  in the comparable 2019 quarter.

President and CEO James Reed commented, “During the first quarter, many of our operational initiatives took hold as loaded miles per available truck increased, empty miles decreased, and unseated truck count metrics improved.  We also made significant progress in our move to regionalization as we fully staffed our teams in the operating regions.  USAT Logistics accelerated volume throughout and particularly late in the quarter which we expect will have meaningful flow-through in future periods.  And while the impact of our operational improvements was muted by a tough pricing environment early on and then complicated by the COVID-19 pandemic later in the quarter, our team rose to the challenge posed by the pandemic as we delivered high quality service through each stage of the crisis.  Moving forward, we will continue our focus on protecting the health and safety of our associates and customers alike, while improving the operating metrics we control.  We believe we are well positioned for the future with a dense basket of essential customers and freight that should sustain us through a variety of potential business cycles.”

Trucking:  For the first quarter of 2020, Trucking operating revenue (before intersegment eliminations) decreased $0.9 million, or 1.0%, to $94.0 million, compared to the first quarter of 2019.  Trucking operating loss of $1.7 million for the 2020 period, reflected an operating ratio of 101.8%, compared to operating income of $1.6 million and an operating ratio of 98.3% for the first quarter of 2019.  This represents a decrease of $3.3 million year over year in operating income and a 350 basis point decline in operating ratio.  Trucking adjusted operating loss(a) was $1.3 million for the 2020 period, reflecting an adjusted operating ratio(a) of 101.5%, compared to adjusted operating income(a) of $2.3 million and an adjusted operating ratio(a) of 97.2% for the comparable 2019 period.  This represents a decrease of $3.5 million year over year in adjusted operating income(a) and a 430 basis point decline in adjusted operating ratio(a).

Trucking operations delivered the following results during the first quarter:

•

Base revenue per available tractor per week decreased $152 per week, or 4.5%, compared to the first quarter of 2019, and increased $60 per week or 1.9% sequentially, primarily due to an increase in loaded miles per available tractor per week offset by a decrease in base revenue per loaded mile.

•

Base revenue per loaded mile decreased $0.159, or 7.1% year over year and $0.061, or 2.8%, sequentially.  This change was the result of freight volume secured in the spot market, which negatively impacted base revenue per mile.

•	Loaded miles per available tractor per week increased 42 miles, or 2.8%, compared to the first quarter of 2019, and by 72 miles per tractor, or 4.9% sequentially.
•	Deadhead percentage for first quarter 2020 improved 20 basis points year over year and 100 basis points sequentially.
•

The average seated tractor count for the first quarter of 2020 was 1,871, which represented an increase of 5.9% over the first quarter 2019 average of 1,767,  and a 3.1% increase over the sequential average of 1,815.  Average unseated tractor percentage for first quarter 2020 was 5.2%,  improved from 7.8% for the first quarter of 2019 and from 6.9% sequentially.

USAT Logistics:  Operating revenue (before intersegment eliminations) was $35.8 million for the first quarter of 2020, a decrease of $5.6 million, or 13.6% year over year.  Both operating loss and adjusted operating loss(a) were $0.6 million for the first quarter of 2020, reflecting an operating ratio of 101.7% and an adjusted operating ratio of 101.9%,  compared to operating income and adjusted operating income(a) of $2.3 million and an operating ratio of 94.4% and an adjusted operating ratio(a) of 93.9% for the comparable 2019 period.  This change represented a decrease of $2.9 million year over year in operating income and adjusted operating income(a) and a degradation of 730 basis points in operating ratio and 800 basis points in adjusted operating ratio(a) compared to the first quarter of 2019.

USAT Logistics operations delivered the following results during the first quarter:

•	Gross margin dollars decreased 48.4%, or $3.7 million year over year, to $4.0 million for the first quarter 2020, and increased 3.0%, or $0.1 million, sequentially.
•	Gross margin percentage for the first quarter of 2020 decreased 740 basis points to 11.1% when compared to 18.5% in the first quarter of 2019 and 40 basis points sequentially from 11.5%.
•	Revenue per load decreased 12.3%, or $184 per load year over year, and increased 1.1%, or $14 per load, sequentially.
•	Load count decreased by approximately 400 loads, or 1.5%, year over year and increased 1,400 loads, or 5.4%, sequentially.

Segment Results

The following table includes key operating results and statistics by reportable segment:

	Three Months Ended
	March 31,
Trucking:	2020	2019
Operating revenue (before intersegment eliminations) (in thousands)	$93,994	$94,902
Operating (loss) income (1) (in thousands)	$(1,688)	$1,609
Adjusted operating (loss) income (2) (in thousands)	$(1,256)	$2,291
Operating ratio (3)	101.8%	98.3%
Adjusted operating ratio (4)	101.5%	97.2%
Total miles (5) (in thousands)	45,718	42,764
Deadhead percentage (6)	13.2%	13.4%
Base revenue per loaded mile	$2.085	$2.244
Average number of seated tractors	1,871	1,767
Average number of available tractors (7)	1,974	1,916
Average number of in-service tractors (8)	2,003	1,954
Loaded miles per available tractor per week	1,546	1,504
Base revenue per available tractor per week	$3,223	$3,375
Average loaded miles per trip	495	487

USAT Logistics:
Operating revenue (before intersegment eliminations) (in thousands)	$35,825	$41,449
Operating (loss) income (1) (in thousands)	$(624)	$2,312
Adjusted operating (loss) income (2) (in thousands)	$(624)	$2,312
Gross margin (9) (in thousands)	$3,969	$7,687
Gross margin percentage (10)	11.1%	18.5%
Load count (in thousands)	27.2	27.6

1)	Operating income (loss) is calculated by deducting operating expenses (before intersegment eliminations) from operating revenue (before intersegment eliminations).
2)

Adjusted operating income (loss)(a) is calculated by deducting operating expenses (before intersegment eliminations) excluding severance costs included in salaries, wages and employee benefits and amortization of acquisition related intangibles, net of fuel surcharge revenue from operating revenue (before intersegment eliminations), net of fuel surcharge revenue.

3)	Operating ratio is calculated as operating expenses (before intersegment eliminations) as a percentage of operating revenue (before intersegment eliminations).
4)

Adjusted operating ratio(a) is calculated as operating expenses (before intersegment eliminations) excluding severance costs included in salaries, wages and employee benefits and amortization of acquisition related intangibles, net of fuel surcharge revenue, as a percentage of operating revenue (before intersegment eliminations) excluding fuel surcharge revenue.

5)	Total miles include both loaded and empty miles.
6)	Deadhead percentage is calculated by dividing empty miles by total miles.
7)	Available tractors are a) all Company tractors that are available to be dispatched, including available unseated tractors, and b) all tractors in the independent contractor fleet.
8)	In-service tractors include all of the tractors in the Company fleet (Company-operated tractors) and all the tractors in the independent contractor fleet.

9)	Gross margin is calculated by deducting USAT Logistics purchased transportation expense from USAT Logistics operating revenue (before intersegment eliminations).
10)	Gross margin percentage is calculated as USAT Logistics gross margin divided by USAT Logistics operating revenue (before intersegment eliminations.

Balance Sheet and Liquidity

As of March 31, 2020, total debt and lease liabilities was $196.3 million, total debt and lease liabilities, net of cash (“Net Debt”)(a), was $196.2 million and total stockholders’ equity was $76.1 million.  Net Debt to Adjusted EBITDAR(a) for the trailing twelve months ended March 31, 2020 was 4.2x.  The Company had approximately $37.9 million available to borrow under its Credit Facility as of March 31, 2020.    At March 31, 2020, the $37.9 million available to borrow under the Company’s Credit Facility was below the 20% threshold of the lenders’ total commitments.  Effective April 20, 2020, the Company reduced the Credit Facility from $225.0 million to $170.0 million, bringing the Company’s excess availability above the 20% threshold by lowering the threshold to $34.0 million.  This change also lowers the fees on our Credit Facility by approximately $0.1 million annually.

First Quarter 2020 Conference Call Information

USA Truck will hold a conference call to discuss its first quarter 2020 results on Friday, May 8, 2020 at 8:00 AM CT / 9:00 AM ET.  To participate in the call, please dial 1-844-824-3828 (U.S./Canada) or 1-412-317-5138 (International).  A live webcast of the conference call will be broadcast in the Investor Relations section of the Company’s website www.usa-truck.com, under the “Events & Presentations” tab of the “Investor Relations” menu.  For those who cannot listen to the live broadcast, the presentation materials and an audio replay of the call will be available at our website, www.usa-truck.com, under the “Events & Presentations” tab of the “Investor Relations” menu, or may be accessed using the following link:  https://services.choruscall.com/links/usak200508.html.  A telephone replay of the call will also be available through May 15, 2020, and may be accessed by calling 1-877-344-7529 (U.S.), 1-855-669-9658 (Canada), or 1-412-317-0088 (International) and by referencing conference ID #10142074.

(a) About Non-GAAP Financial Information

In addition to our GAAP results, this press release also includes certain non-GAAP financial measures, as defined by the SEC.  The terms “Base Revenue”,  “Net Debt”,  “EBITDAR”,  “Adjusted EBITDAR”,  “Adjusted operating ratio”,  “Adjusted operating income (loss)”,  “Adjusted net income (loss)”, and “Adjusted earnings (loss) per diluted share”, as we define them, are not presented in accordance with GAAP.

The Company defines Base Revenue as operating revenue less fuel surcharge revenue and intercompany eliminations.  The Company defines Net Debt as total debt, including insurance premium financing and lease liabilities, net of cash.  The Company defines EBITDAR as net income (loss), plus interest expense net of interest income, provision for income tax expense (benefit), depreciation and amortization, and equipment rent.  The Company defines Adjusted EBITDAR as EBITDAR plus non-cash equity compensation, severance costs included in salaries, wages and employee benefits, and impairment of assets held for sale.  Adjusted operating ratio is calculated as operating expenses excluding severance costs included in salaries, wages and employee benefits and amortization of acquisition related intangibles, net of fuel surcharge revenue, as a percentage of operating revenue excluding fuel surcharge revenue.  Adjusted operating income (loss) is calculated by deducting operating expenses excluding severance costs included in salaries, wages and employee benefits and amortization of acquisition related intangibles, net of fuel surcharge revenue, from operating revenue, net of fuel surcharge revenue.  Adjusted net income (loss) is defined as net income (loss) excluding severance costs included in salaries, wages and employee benefits and amortization of acquisition related intangibles plus or minus the income tax effect of such adjustments using a statutory tax rate.  Adjusted earnings (loss) per diluted share is defined as Adjusted net income (loss) divided by the weighted average number of diluted shares outstanding during the period.  The per-share impact of each item is determined by dividing it by the weighted average diluted shares outstanding.  These financial measures supplement our GAAP results in evaluating certain aspects of our business.  We believe that using these measures improves comparability in analyzing our performance because they remove the impact of items from our operating results that, in our opinion, do not reflect our core operating performance.  Management and the board of directors focus on Base Revenue, Net Debt, EBITDAR, Adjusted EBITDAR, Adjusted operating ratio, Adjusted operating income (loss), Adjusted net income (loss), and Adjusted earnings (loss) per diluted share as key measures of our performance and liquidity, all of which are reconciled to the most comparable GAAP financial measures and further discussed below.  We believe our presentation of these non-GAAP financial measures is useful to investors and other users because it provides them the same information that we use internally for purposes of assessing our core operating performance.

Base Revenue, Net Debt, EBITDAR, Adjusted EBITDAR, Adjusted operating ratio, Adjusted operating income (loss), Adjusted net income (loss), and Adjusted earnings (loss) per diluted share are not substitutes for their comparable GAAP financial measures, such as total debt, net income (loss), cash flows from operating activities, operating ratio, diluted earnings (loss) per share, or other measures prescribed by GAAP.  There are limitations to using non-GAAP financial measures.  Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently.  Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business or discretionary cash available to us to invest in the growth of our business.  Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

Pursuant to the requirements of Regulation G and Regulation S-K, we have provided reconciliations of Base Revenue, Net Debt, EBITDAR, Adjusted EBITDAR, Adjusted operating ratio, Adjusted operating income (loss), Adjusted net income (loss), and Adjusted earnings (loss) per diluted share to the most comparable GAAP financial measures at the end of this press release.

Cautionary Statement Concerning Forward-Looking Statements

Financial information in this press release is preliminary and based upon information available to the Company as of the date of this press release.  As such, this information remains subject to the completion of our quarterly review procedures, and the filing of the related Quarterly Report on Form 10-Q, which could result in changes, some of which could be material, to the preliminary information provided in this press release.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements are made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995.  These statements generally may be identified by their use of terms or phrases such as “seek,” “expects,” “estimates,” “anticipates,” “projects,” “believes,” “hopes,” “plans,” “goals,” “intends,” “may,” “might,” “likely,” “will,” “should,” “would,” “could,” “potential,” “predict,” “continue,” “strategy,” “future” and terms or phrases of similar substance.  Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, including the impacts and duration of the COVID-19 pandemic.  In addition, there are other risks, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  Accordingly, actual results may differ materially from those set forth in the forward-looking statements.  Readers should review and consider the factors that may affect future results and other disclosures by the Company in its press releases, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission.  Any forward-looking statement speaks only as of the date on which it is made.  We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information, except as required by law.  In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release might not occur.  All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement.

References to the “Company,” “we,” “us,” “our” and words of similar expression refer to USA Truck, Inc. and its subsidiaries.

About USA Truck

USA Truck provides comprehensive capacity solutions to a broad and diverse customer base throughout North America.  Our Trucking and USAT Logistics divisions blend an extensive portfolio of asset and asset-light services, offering a balanced approach for our customers’ supply chain management, including customized truckload, dedicated contract carriage, intermodal and third-party logistics freight management services.  For more information, visit usa-truck.com or usatlogistics.com.

This press release and related information will be available to interested parties at our investor relations website, http://investor.usa-truck.com.

Zachary King,  SVP & CFO

(479) 471-2694

zachary.king@usa-truck.com

Michael Stephens, Investor Relations

(479) 471-2610

michael.stephens@usa-truck.com

USA TRUCK INC.

CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME AND COMPREHENSIVE (LOSS) INCOME

(UNAUDITED)

	Three Months Ended
	March 31,
	2020	2019
	(in thousands, except per share data)
Operating revenue	$126,773	$133,974

Operating expenses:
Salaries, wages and employee benefits	35,845	36,090
Fuel and fuel taxes	11,863	13,631
Depreciation and amortization	10,011	8,818
Insurance and claims	5,857	7,280
Equipment rent	2,292	2,720
Operations and maintenance	8,896	7,273
Purchased transportation	47,814	48,281
Operating taxes and licenses	1,159	1,117
Communications and utilities	813	767
Loss (gain) on disposal of assets, net	38	(145)
Other	4,497	4,221
Total operating expenses	$129,085	$130,053
Operating (loss) income	(2,312)	3,921

Other expenses:
Interest expense, net	1,684	1,741
Other, net	46	137
Total other expenses, net	1,730	1,878
(Loss) income before income taxes	(4,042)	2,043
Income tax (benefit) expense	(1,491)	542

Consolidated net (loss) income and comprehensive (loss) income	$(2,551)	$1,501

Net (loss) earnings per share:
Average shares outstanding (basic)	8,633	8,375
Basic (loss) earnings per share	$(0.30)	$0.18

Average shares outstanding (diluted)	8,633	8,399
Diluted (loss) earnings per share	$(0.30)	$0.18

GAAP TO NON-GAAP RECONCILIATIONS(a)

(UNAUDITED)

ADJUSTED (LOSS) EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION, RENT(a)

	Three Months Ended
	3/31/2020	12/31/2019	9/30/2019	6/30/2019
	(in thousands)
Net (loss) income	$(2,551)	$(4,827)	$(1,373)	$1
Add:
Depreciation and amortization	10,011	9,598	9,652	9,125
Equipment rent	2,292	2,459	2,427	2,568
Interest expense, net	1,684	1,646	1,615	1,595
Income tax (benefit) expense	(1,491)	(493)	(421)	216
EBITDAR(a)	9,945	8,383	11,900	13,505
Add:
Non-cash equity compensation	471	527	(107)	705
Severance costs included in salaries, wages and employee benefits	92	122	—	—
Impairment of assets held for sale	—	418	1	367
Adjusted EBITDAR(a)	$10,508	$9,450	$11,794	$14,577

ADJUSTED NET (LOSS) INCOME RECONCILIATION(a)

	Three Months Ended
	March 31,
	2020	2019
	(in thousands)
Net (loss) income	$(2,551)	$1,501
Adjusted for:
Severance costs included in salaries, wages, and employee benefits	92	319
Amortization of acquisition related intangibles	340	363
Income tax effect of adjustments	(110)	(174)
Adjusted net (loss) income(a)	$(2,229)	$2,009

ADJUSTED (LOSS) EARNINGS PER DILUTED SHARE RECONCILIATION(a)

	Three Months Ended
	March 31,
	2020	2019
	(in thousands)
(Loss) earnings per diluted share	$(0.30)	$0.18
Adjusted for:
Severance costs included in salaries, wages and employee benefits	0.01	0.04
Amortization of acquisition related intangibles	0.04	0.04
Income tax effect of adjustments	(0.01)	(0.02)
Adjusted (loss) earnings per diluted share(a)	$(0.26)	$0.24

NET DEBT RECONCILIATION(a)

	March 31, 2020	December 31, 2019
	(in thousands)
Total current debt and lease liabilities	$38,578	$42,994
Long-term debt, less current maturities	95,501	83,349
Leases, less current maturities	62,194	64,209
Total Debt	196,273	190,552
Less: Cash	(85)	(97)
Net Debt(a)	$196,188	$190,455

ADJUSTED OPERATING RATIO RECONCILIATION(a)

	Three Months Ended
	March 31,
Consolidated	2020	2019
	(in thousands)
Operating revenue	$126,773	$133,974
Less: fuel surcharge revenue	(14,192)	(15,440)
Base revenue	$112,581	$118,534
Operating expense	129,085	130,053
Adjusted for:
Severance costs included in salaries, wages, and employee benefits	(92)	(319)
Amortization of acquisition related intangibles	(340)	(363)
Fuel surcharge revenue	(14,192)	(15,440)
Adjusted operating expense	$114,461	$113,931
Operating (loss) income	$(2,312)	$3,921
Adjusted operating (loss) income(a)	$(1,880)	$4,603
Operating ratio	101.8%	97.1%
Adjusted operating ratio(a)	101.7%	96.1%

	Three Months Ended
	March 31,
Trucking Segment	2020	2019
	(in thousands)
Operating revenue	$93,000	$94,561
Intersegment activity	994	341
Operating revenue (before intersegment eliminations)	93,994	94,902
Less: fuel surcharge revenue	(11,287)	(11,765)
Base revenue	$82,707	$83,137
Operating expense (before intersegment eliminations)	$95,682	$93,293
Adjusted for:
Severance costs included in salaries, wages, and employee benefits	(92)	(319)
Amortization of acquisition related intangibles	(340)	(363)
Fuel surcharge revenue	(11,287)	(11,765)
Adjusted operating expense	$83,963	$80,846
Operating (loss) income	$(1,688)	$1,609
Adjusted operating (loss) income(a)	$(1,256)	$2,291
Operating ratio	101.8%	98.3%
Adjusted operating ratio(a)	101.5%	97.2%

	Three Months Ended
	March 31,
USAT Logistics Segment	2020	2019
	(in thousands)
Operating revenue	$33,773	$39,413
Intersegment activity	2,052	2,036
Operating revenue (before intersegment eliminations)	35,825	41,449
Less: fuel surcharge revenue	(3,077)	(3,842)
Base revenue	$32,748	$37,607
Operating expense (before intersegment eliminations)	$36,449	$39,137
Adjusted for:
Severance costs included in salaries, wages, and employee benefits	—	—
Reversal of restructuring, impairment and other costs	—	—
Fuel surcharge revenue	(3,077)	(3,842)
Adjusted operating expense	$33,372	$35,295
Operating (loss) income	$(624)	$2,312
Adjusted operating (loss) income(a)	$(624)	$2,312
Operating ratio	101.7%	94.4%
Adjusted operating ratio(a)	101.9%	93.9%

USA TRUCK INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

Assets	March 31, 2020	December 31, 2019
Current assets:	(in thousands, except share data)
Cash	$85	$97
Accounts receivable, net of allowance for doubtful accounts of $654 and $369, respectively	53,223	49,853
Other receivables	9,896	5,408
Inventories	719	769
Assets held for sale	245	2,542
Prepaid expenses and other current assets	8,822	7,855
Total current assets	72,990	66,524
Property and equipment:
Land and structures	34,000	33,077
Revenue equipment	317,329	309,573
Service, office and other equipment	30,388	30,235
Property and equipment, at cost	381,717	372,885
Accumulated depreciation and amortization	(133,808)	(124,216)
Property and equipment, net	247,909	248,669
Operating leases - right of use assets	9,830	11,775
Goodwill	5,231	5,231
Other intangibles, net	16,113	16,453
Other assets	1,478	2,058
Total assets	$353,551	$350,710
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$26,387	$29,421
Current portion of insurance and claims accruals	11,575	12,466
Accrued expenses	7,982	6,518
Current finance lease obligations	29,363	30,779
Current operating lease obligations	4,602	6,050
Long-term debt, current maturities	4,613	6,165
Total current liabilities	84,522	91,399
Deferred gain	46	80
Long-term debt, less current maturities	95,501	83,349
Long-term finance lease obligations	56,847	58,397
Long-term operating lease obligations	5,347	5,812
Deferred income taxes	25,769	24,017
Insurance and claims accruals, less current portion	9,445	9,445
Total liabilities	277,477	272,499
Stockholders' equity:
Preferred Stock, $0.01 par value; 1,000,000 shares authorized; none issued	—	—
Common Stock, $0.01 par value; 30,000,000 shares authorized; issued 11,961,748 shares, and 11,987,572 shares, respectively	120	120
Additional paid-in capital	59,325	63,238
Retained earnings	71,218	73,769
Less treasury stock, at cost (3,222,972 shares, and 3,434,231 shares, respectively)	(54,589)	(58,916)
Total stockholders' equity	76,074	78,211
Total liabilities and stockholders' equity	$353,551	$350,710